UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2008

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Appointment of President

The Registrant’s Board of Directors appointed Haro Hartounian as President, effective as of May 9, 2008.  Mr. Hartounian shall report to the Registrant’s Executive Chairman, Donald Farley.

Hartounian previously served as a director and chief executive officer of Protagenic Therapeutics Inc., a biotechnology company he founded in 2006 to treat neurological disorders. Prior to that, he was president and chief operating officer of Microislet, Inc., a company focused on cell therapy treatments for Type 1 diabetes. Along with implementing a successful business plan that enabled the company to go public, he also increased the company’s market cap to $80 million within two years.  A lecturer at the Department of Bioengineering at the University of California, San Diego and adjunct assistant professor at Drexel University, Hartounian holds a doctorate in chemical engineering from the University of Delaware and a master’s degree in chemical engineering from UCLA.

Currently, Mr. Hartounian does not have a written employment agreement with the Registrant, although the Registrant’s Board of Directors intends to implement a written agreement with Mr. Hartounian within 30 days.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2008, Registrant filed a Certificate of Change with the Nevada Secretary of State which serves to effect a 1-for-15 reverse split of Registrant’s common stock. As a result of the reverse stock split, every fifteen shares of Registrant’s common stock will be combined into one share of common stock; any fractional shares created by the reverse stock split will be rounded up to whole shares. The reverse stock split affects all of Registrant’s common stock, stock options, Series B Preferred Stock and warrants outstanding immediately prior to the effective date of the reverse stock split. The reverse split will reduce the number of shares of Registrant’s common stock outstanding from approximately 107,959,312 shares to approximately 7,197,288 shares, and the number of authorized shares of common stock will be reduced from 500,000,000 shares to 33,333,333 shares.  Registrant intends to file its required SEC Rule 10b-17 notification with NASDAQ in the next several weeks, and the reverse stock split will be effective within 10 days thereafter, or at a later day, should NASDAQ extend its processing period due to its high volume of corporate actions under review.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	s/ Donald Farley
Name: Donald Farley
Title: Executive Chairman

Dated:  May 12, 2008